Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-284690

PROSPECTUS SUPPLEMENT (To Prospectus dated February 12, 2025)

Up to $20,000,000

Common Stock

We have entered into a sales agreement (the “sales agreement”) with Guggenheim Securities, LLC (“Guggenheim Securities”) relating to the sale of shares of our common stock, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20,000,000 from time to time through or to Guggenheim Securities, acting as our agent, subject to the application of General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”) pertaining to primary offerings by certain registrants, including our company. We are offering shares of our common stock having an aggregate offering price of up to $2,994,080 pursuant to this prospectus supplement, which is the maximum amount currently allowable under Instruction I.B.6. The limitations imposed on us by Instruction I.B.6 are described in further detail below.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CYCN.” On May 6, 2025, the last reported sale price of our common stock was $3.05 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Guggenheim Securities is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Guggenheim Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Guggenheim Securities for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. See “Plan of Distribution” beginning on pg. S-11 for additional information regarding the compensation to be paid to Guggenheim Securities. In connection with the sale of the common stock on our behalf, Guggenheim Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Guggenheim Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Guggenheim Securities with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of April 28, 2025, the aggregate market value of our outstanding common stock held by non-affiliates (our “public float”) was approximately $8,982,242, which we calculated based on 2,427,633 shares of our outstanding common stock held by non-affiliates on April 28, 2025 and a price of $3.70 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 28, 2025 and was the highest closing sale price of our common stock on the Nasdaq Capital Market within 60 days of the filing date of this prospectus supplement. Pursuant to Instruction I.B.6, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to Instruction I.B.6 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Accordingly, we are offering shares of our common stock having an aggregate offering price of up to $2,994,080 pursuant to this prospectus supplement, which is the maximum amount currently allowable under Instruction I.B.6.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Guggenheim Securities

May 7, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings, up to a total dollar amount of $25,000,000. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $2,994,080 from time to time at prices and on terms to be determined by the market conditions at the time of the offering, subject to the limitations imposed on us by Instruction I.B.6. The $2,994,080 of shares of common stock that may be sold under this prospectus supplement, which is the maximum amount currently allowable under Instruction I.B.6., are included in the $25,000,000 of securities that may be sold under the registration statement. You should read carefully this prospectus supplement, the accompanying prospectus and any free writing prospectus, together with the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” before making an investment in our common stock.

We have not, and Guggenheim Securities has not, authorized anyone to give you any additional information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “Cyclerion,” “Company,” “we,” “us,” and “our” as used in this prospectus supplement refer to Cyclerion Therapeutics, Inc. and its subsidiary.

TRADEMARKS

We own various U.S. federal trademark applications and unregistered trademarks, including our company name and our logo, appearing in this prospectus and the documents incorporated by reference herein and therein. All other trademarks or trade names referred to in this prospectus supplement and the documents incorporated by reference herein and therein are the property of their respective owners. Solely for your convenience, trade names, trademarks and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to those trade names, trademarks and service marks.

SUMMARY

This summary does not contain all the information that you should consider before investing in our Company. You should carefully read this prospectus supplement and the accompanying prospectus, including all documents incorporated by reference herein and therein.

Overview

We are a biopharmaceutical company on a mission to develop treatments for serious diseases.

Our strategy for Cyclerion is to build a new pipeline with therapeutics to treat certain neuropsychiatric diseases. Over the past year, Cyclerion’s diligence team which is composed of committed external experts and internal personnel in their respective fields, have been conducting asset evaluations in many therapeutic areas. Throughout this process, the team identified and assessed dozens of products and other opportunities directed at addressing patient’s needs and increasing shareholder value. The team prioritized an individualized therapy for treatment resistant depression (“TRD”) as our foundational product candidate and we have entered into a non-binding option to license agreement for the intellectual property associated with this product. With the large unmet medical need in TRD, the clinical development stage of this asset, and the strong commercial opportunity, we believe that this product is well suited to be the foundation moving forward for Cyclerion. The program team is currently developing an integrated development and commercial strategy in TRD.

Corporate Information

We were incorporated in the Commonwealth of Massachusetts on September 6, 2018. Our principal executive offices are located at 245 First Street, 18th Floor, Cambridge, MA 02142. Our telephone number is (857) 327-8778. Our common stock is listed on the Nasdaq Capital Market under the symbol “CYCN.”

THE OFFERING

Common stock offered by us

Shares of common stock having an aggregate offering price of up to $2,994,080, which is the maximum amount currently allowable under Instruction I.B.6.

Pursuant to Instruction I.B.6, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Common stock to be outstanding after this offering	Up to 4,191,759 shares, assuming sales at a price of $3.05 per share, which was the closing price on the Nasdaq Capital Market on May 6, 2025. Actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Manner of offering	“At the market offering” that may be made from time to time through our agent, Guggenheim Securities. See “Plan of Distribution” on page S-11.

Use of proceeds	If we issue and sell all of the shares of our common stock pursuant to this prospectus supplement, we anticipate our net proceeds, after deducting estimated commissions and expenses payable by us, will be approximately $2,680,000. We intend to use any net proceeds from this offering primarily for research and development expenditures, preclinical development of any product candidates we may identify and the acquisition or in-licensing of products or product candidates, and the remainder for working capital and other general corporate purposes. See “Use of Proceeds” on page S-8.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Nasdaq Capital Market ticker symbol	“CYCN”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 3,210,094 shares outstanding as of March 31, 2025 and excludes, each as of March 31, 2025:

•

148,141 shares of common stock issuable upon the exercise of outstanding stock options under the Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”) at a weighted-average exercise price of $299.72 per share;

•

111,770 shares of common stock issuable upon the exercise of outstanding stock options under the Cyclerion Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) at a weighted-average exercise price of $49.71 per share;

•	207,777 shares of common stock reserved for future issuance under our 2019 Plan;

•	90,948 shares of common stock reserved for future issuance under the Cyclerion Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”); and

•	351,037 shares of common stock issuable upon the conversion of our outstanding shares of Series A convertible preferred stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which as filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the events or developments described therein or below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks related to our financial position and capital needs

If we fail to obtain additional financing on acceptable terms or at all, we may be unable to develop and, in the future, commercialize potential product candidates, and we could be required to complete a wind down of our operations and/or seek bankruptcy protection.

Our operations have required substantial amounts of cash since inception. We expect to continue to spend substantial amounts to identify and evaluate potential product candidates. Once identified, we would have to spend substantial amounts to conduct research and development and preclinical or nonclinical testing and studies and eventually, clinical trials, to build a supply chain, to seek regulatory approvals for any product candidates we may develop. If we obtain marketing approval for any product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. As of March 31, 2025, we had $3.6 million in unrestricted cash and cash equivalents. There is substantial doubt regarding our ability to continue as a going concern and we will need to raise capital in the near term in order to maintain our operations.

Further, our future capital requirements may be significantly higher than what we currently expect. Our monthly spending levels vary based on new and ongoing evaluation of potential product candidates and other corporate activities. Because the length of time and activities associated with successful research and development of potential product candidates is highly uncertain, we may be unable to estimate the actual funds we will require for development and any approved marketing and commercialization activities once product candidates are identified. In addition, our future capital requirements will depend on many factors, and could increase significantly as a result of many factors, including:

•	the scope, progress, results and costs of nonclinical development, laboratory testing, pre-clinical trials and clinical trials, if any, for any product candidates;

•	the scope, prioritization and number of our research and development programs;

•	the costs, timing and outcome of regulatory review of any product candidates;

•	our ability to establish collaboration arrangements for the development of any product candidates on favorable terms, if at all;

•	the extent to which we acquire or in-license other product candidates and technologies;

•	revenue, if any, received from future commercial sales of any product candidates, should any product candidates receive marketing approval;

•	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims; and

•	our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel.

In addition, our ability to obtain future funding when needed through equity financings, debt financings or strategic collaborations may be particularly challenging in light of the continued uncertainties and circumstances regarding the current market conditions, tariffs, regional conflicts, sanctions, labor conditions or geopolitical events. We have no committed source of additional capital and if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we could be required to complete the wind down of our operations and/or seek bankruptcy or similar protection. As a result, our business, financial condition and results of operations would be materially affected and our stockholders would lose all of their investment. Any license and collaboration agreements we enter into in the future may also be terminated if we are unable to meet the payment obligations under such agreements. We could be required to seek collaborators for our future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to any product candidates in markets where we otherwise would seek to pursue development or commercialization ourselves.

We currently have a shelf registration statement effective, however, our ability to raise capital under this registration statement may be limited by, among other things, SEC rules and regulations impacting the eligibility of smaller companies to use Form S-3 for primary offerings of securities. Based on our public float, as of the date of the filing of this prospectus supplement, we are only permitted to utilize a shelf registration statement subject to Instruction I.B.6, which is referred to as the “baby shelf” rule. For so long as our public float is less than $75.0 million, we may not sell more than the equivalent of one-third of our public float during any 12 consecutive months pursuant to the baby shelf rules. Although alternative public and private transaction structures may be available, these may require additional time and cost, may impose operational restrictions on us, and may not be available on attractive terms.

Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common stock to decline.

Risks related to this offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts and the status of and results from preclinical studies, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of any proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. If we sell shares in this offering at a price that is higher than the book value per share of our common stock, investors in this offering will experience dilution.

We plan to sell shares of our common stock in “at-the-market offerings”, and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in the offering described in this prospectus supplement at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. Assuming the sale of 981,665 shares of our common stock in this offering, based on the assumed public offering price of $3.05 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on May 6, 2025, and net tangible book value per share of our common stock of $1.07 as of March 31, 2025, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $1.59 per share in the net tangible book value of common stock purchased. Please see the section entitled “Dilution” on page S-9 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, including the limitations of Instruction I.B.6, we have the discretion to deliver a placement notice to Guggenheim Securities at any time throughout the term of the sales agreement. The number of shares that are sold by Guggenheim Securities after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Guggenheim Securities. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any information incorporated by reference into this prospectus supplement or the accompanying prospectus may contain forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. All statements in this prospectus supplement, other than statements of historical facts, including statements about future events, financing plans, financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, are forward-looking statements that involve certain risks and uncertainties. Use of the words “may,” “might,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•

we are currently considering a new potential product candidate and we may not be successful in acquiring license and other rights necessary to develop this technology, establish and successfully complete clinical studies, obtain necessary regulatory governmental approvals and successfully commercialize this product candidate;

•	there is substantial doubt regarding our ability to continue as a going concern and we will need to raise capital in the near term in order to maintain our operations;

•	we may be unable to access capital, capabilities, and transactions necessary to advance the development of the product candidate under evaluation and any future product candidates;

•

there is substantial uncertainty regarding our future financial performance, potential revenues, expense levels, payments, cash flows, profitability, tax obligations, concentration of voting control, as well as the timing and drivers thereof;

•

there is uncertainty regarding the impact of government funding and regulation in the life sciences industry, particularly with regard to funding for new drug development, staffing levels at government agencies and healthcare reform generally;

•

there may be substantial delays to timing, investment and associated activities involved in developing, obtaining regulatory approval for, launching and commercializing the product candidate under evaluation and potential future product candidates;

•	we may fail to maintain our Nasdaq listing;

•

there are significant risks in our investment in Tisento Therapeutics Inc. (“Tisento”) tied to Tisento developing, obtaining regulatory approval for, launching and commercializing its product candidates and such risks may negatively impact our investment in Tisento;

•	there is uncertainty regarding any liquidity or monetizable value of our equity interest in Tisento, which faces all the risks of an early-stage pharmaceutical development company;

•

there is uncertainty as to whether any future development, regulatory, and commercialization milestones or royalty payments provided for in the agreement with Akebia Therapeutics, Inc. will be achieved;

•

we are seeking to out-license our olinciguat technology to a third-party which holds an option to negotiate a license to this technology and if the third-party elects not to exercise the option or if we are unable to reach agreement on license terms, we may not reach agreement on the terms of a license arrangement;

•

our product candidates and those we have sold or out-licensed have not been approved for sale by regulatory agencies and may not prove to meet safety and efficacy requirements and if we are unable to comply with U.S. and non-U.S. regulatory requirements, including any post-approval development and regulatory requirements, or our potential future product candidates are unable to comply with such requirements, our operating results may suffer;

•	we may be unable to obtain reimbursement from the U.S. government and third-party payors for potential future product candidates if and when commercialized;

•

if we are unable to attract and retain employees needed to execute our business plans and strategies and or manage the impact of any loss of key employees our financial condition and results of operations may suffer;

•	our business may be negatively impacted if we are unable to obtain and maintain intellectual property protection for our current and potential future product candidates;

•	third parties may allege we infringe their intellectual property rights, which could result in adverse outcomes;

•	we may fail to maintain effective internal controls over financial reporting;

•	we may be impacted by trends and challenges in the market affecting our product candidates;

•

a determination that we constitute an investment company under the Investment Company Act of 1940, as amended, and if we are required to register thereunder, could have a material adverse effect on us;

•	we may be unable to compete with other companies that are or may be developing or selling products that are competitive with any potential future product candidates;

•	a pandemic or natural disaster may disrupt our business, including our development activities, resulting in a material adverse effect on our financial condition and results of operations; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

The forward-looking statements in this prospectus supplement and any information incorporated by reference into this prospectus supplement are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, prospects, operating results and financial condition. These forward-looking statements included in this prospectus supplement speak only as of the date of this prospectus supplement and are subject to a number of known and unknown risks, uncertainties and assumptions, including the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as guarantees of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risks and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties. Except as required by applicable law, we are not obligated to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

If we issue and sell all of the shares of our common stock, reflecting the maximum amount currently allowable under Instruction I.B.6, pursuant to this prospectus supplement, we anticipate that the net proceeds we will receive from this offering will be approximately $2,680,000, after deducting the estimated offering commissions and expenses payable by us. The amount of any proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Guggenheim Securities as a source of financing.

We currently estimate that we will use any net proceeds from this offering as follows:

•	research and development expenditures and preclinical development of any product candidates we may identify, the acquisition or in-licensing of products or product candidates; and

•	the remainder for working capital and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts and the status of and results from preclinical and clinical trials, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value (deficit) as of March 31, 2025 was approximately $3.4 million, or $1.07 per share of common stock. Our net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Net tangible book value (deficit) per share represents net tangible book value (deficit) divided by the 3,210,094 shares of common stock outstanding as of March 31, 2025.

After giving effect to the sale of $2,994,080 of shares of common stock in this offering at an assumed offering price of $3.05 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on May 6, 2025), and after deducting offering commissions and estimated expenses payable by us, our as adjusted net tangible book value as of March 31, 2025, would have been approximately $6.1 million, or $1.46 per share of common stock. This represents an immediate increase in net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.59 per share to investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$3.05	(1)
Net tangible book value per share as of March 31, 2025	$1.07
Increase (decrease) in net tangible book value per share attributable to the offering	$0.39

As-adjusted net tangible book value per share after giving effect to the offering		$1.46

Dilution in net tangible book value per share to new investors		$1.59

(1)	Assuming a purchase price of $3.05 the closing price per share of our common stock on May 6, 2025.

The table and discussion above are based on the number of shares of our common stock outstanding on March 31, 2025, and exclude:

•	148,141 shares of common stock issuable upon the exercise of outstanding stock options under the 2010 Plan at a weighted-average exercise price of $299.72 per share;

•	111,770 shares of common stock issuable upon the exercise of outstanding stock options under the 2019 Plan, at a weighted-average exercise price of $49.71 per share;

•	207,777 shares of common stock reserved for future issuance under the 2019 Plan;

•	90,948 shares of common stock reserved for future issuance under the 2019 ESPP; and

•	351,037 shares of common stock issuable upon the conversion of our outstanding shares of Series A convertible preferred stock.

To the extent that outstanding stock options are exercised, new stock options are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Guggenheim Securities, under which we may issue and sell from time to time up to $20,000,000 of our common stock through Guggenheim Securities as our sales agent, subject to the limitations imposed on us by Instruction I.B.6. We are offering shares of our common stock having an aggregate offering price of up to $2,994,080 pursuant to this prospectus supplement, which is the maximum amount currently allowable under Instruction I.B.6. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market or any other trading market for our common stock. If authorized by us in writing, Guggenheim Securities may purchase shares of our common stock as principal.

Guggenheim Securities will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Guggenheim Securities. We will designate the maximum amount of common stock to be sold through Guggenheim Securities on a daily basis or otherwise determine such maximum amount together with Guggenheim Securities. Subject to the terms and conditions of the sales agreement, Guggenheim Securities will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Guggenheim Securities not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Guggenheim Securities or we may suspend the offering of our common stock being made through Guggenheim Securities under the sales agreement upon proper notice to the other party. Guggenheim Securities and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. The offering of shares of our common stock pursuant to the sales agreement will otherwise terminate upon the termination of the sales agreement as provided therein.

The aggregate compensation payable to Guggenheim Securities as sales agent will be equal to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Guggenheim Securities up to $75,000 of Guggenheim Securities’ actual outside legal expenses incurred by Guggenheim Securities in connection with this offering and certain ongoing expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Guggenheim Securities under the sales agreement, will be approximately $225,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Guggenheim Securities will provide written confirmation to us no later than the opening of trading on the Nasdaq Capital Market the trading day next following the day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the price of the shares sold and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Guggenheim Securities under the sales agreement, the net proceeds to us and the compensation paid by us to Guggenheim Securities in connection with the sales of common stock during the relevant period.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Guggenheim Securities may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Guggenheim Securities may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Guggenheim Securities against certain liabilities, including liabilities under the Securities Act. As sales agent, Guggenheim Securities will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “CYCN.” The transfer agent and registrar of our common stock is Computershare Trust Company, N.A.

Guggenheim Securities and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

EXPERTS

The consolidated financial statements of Cyclerion Therapeutics, Inc. appearing in Cyclerion Therapeutics, Inc.’s Annual Report (Form 10-K) for the two years ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Guggenheim Securities, LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.cyclerion.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus are part and prior to the effectiveness of such registration statement, made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, in each case, until the offering described under this prospectus supplement is termination or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 4, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 6, 2025;

•	our Current Report on Form 8-K, as filed with the SEC on March 25, 2025;

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portions of the Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April  29, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year December 31, 2024, as filed with the SEC on March 4, 2025; and

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the description of capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 4, 2025, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies, supersedes or replaces such statement.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus. You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing to us at the following address:

Cyclerion Therapeutics, Inc.

245 First Street, 18th Floor

Cambridge, Massachusetts, 02142

(857) 327-8778

E-mail: IR@cyclerion.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at ir.cyclerion.com/financials/sec-filings as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, with no par value per share;

•	shares of our preferred stock (which we may issue in one or more series), with no par value per share;

•	warrants to purchase shares of common stock or preferred stock; or

•	units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, warrants and units, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $25,000,000.

We will provide the specific amount, price and terms of any securities we may offer in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of securities being offered and the terms of the offering of those securities

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CYCN.” On February 3, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.32 per share.

As of February 3, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $11.3 million based on 2,120,740 outstanding shares of common stock held by non-affiliates as of such date, at a price of $5.32 per share on February 3, 2025, which was the highest closing sale price of our ordinary shares on the Nasdaq Capital Market within 60 days of the filing date of the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if necessary, a free writing prospectus, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, a free writing prospectus, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a free writing prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectus together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context requires otherwise, references in this prospectus to “Cyclerion,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to Cyclerion Therapeutics, Inc. and, where appropriate, our consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

TRADEMARKS

We own various U.S. federal trademark applications and unregistered trademarks, including our company name and our logo, appearing in this prospectus and the documents incorporated by reference herein and therein. All other trademarks or trade names referred to in this prospectus and the documents incorporated by reference herein and therein are the property of their respective owners. Solely for your convenience, trade names, trademarks and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to those trade names, trademarks and service marks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. All statements in this prospectus, other than statements of historical facts, including statements about future events, financing plans, financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, are forward-looking statements that involve certain risks and uncertainties. Use of the words “may,” “might,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “aimed,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market and regulatory conditions, including the following:

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our plans with respect to the development and licensing of our current product candidates and potential future product candidates we may acquire or license and associated timing thereof, including the design and results of pre-clinical and clinical studies may not be successful;

•	there is substantial doubt regarding our ability to continue as a going concern;

•	we may not be able to enter into collaboration or license agreements of our current product candidates and potential future product candidates;

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there may be substantial delays to timing, investment and associated activities involved in developing, obtaining regulatory approval for, launching and commercializing our current and potential future product candidates;

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the risks in our investment in Tisento Therapeutics Inc. (“Tisento”) tied to Tisento developing, obtaining regulatory approval for, launching and commercializing its product candidates may negatively impact our business;

•	there is uncertainty regarding any liquidity or monetizable value of our equity interest in Tisento, which faces all the risks of an early-stage pharmaceutical development company;

•	we may be unable to maintain our relationships with third parties, collaborators and our employees or execute our strategic priorities;

•	we may not be able to finance our operations and business initiatives;

•	we may fail to maintain our Nasdaq listing;

•	we may be unable to access capital, capabilities, and transactions necessary to advance the development of our current product candidates and potential future product candidates;

•	there is uncertainty as to whether any development, regulatory, and commercialization milestones or royalty payments provided for in the agreement with Akebia Therapeutics, Inc. will be achieved;

•	workforce and expense reduction initiatives may negatively impact our business and financial condition;

•	there is uncertainty regarding safety profile and related adverse events of our current and potential future product candidates;

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there is uncertainty regarding the efficacy and perceived therapeutic benefits of any potential future product candidates we may acquire or license, their potential indications and their market potential;

•

if we are unable to comply with U.S. and non-U.S. regulatory requirements, including any post-approval development and regulatory requirements, or our potential future product candidates to meet such requirements, our operating results may suffer;

•	we may be unable to obtain reimbursement from the U.S. government and third-party payors for potential future product candidates if and when commercialized;

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if we are unable to attract and retain employees needed to execute our business plans and strategies and or manage the impact of any loss of key employees our financial condition and results of operations may suffer;

•	if we are unable to obtain and maintain intellectual property protection for our current and potential future product candidates our business may be negatively impacted;

•	third parties may allege we infringe their intellectual property rights, which could result in adverse outcomes;

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there is substantial uncertainty regarding our future financial performance, revenues, expense levels, payments, cash flows, profitability, tax obligations, capital raising and liquidity sources, and concentration of voting control, as well as the timing and drivers thereof,

•	we may fail to maintain effective internal controls over financial reporting;

•	we may be impacted by trends and challenges in the market affecting our product candidates;

•

a determination that we constitute an investment company under the Investment Company Act of 1940, as amended, and if we are required to register thereunder, could have a material adverse effect on us;

•	we may be unable to compete with other companies that are or may be developing or selling products that are competitive with any potential future product candidates;

•	a pandemic or natural disaster may disrupt our business, including our development activities, resulting in a material adverse effect on our financial condition and results of operations;

•	there is uncertainty impact of government regulation in the life sciences industry, particularly with respect to healthcare reform; and

•	other factors that are described in Part 1, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 5, 2024.

The preceding list is not intended to be an exhaustive list of all forward-looking statements in this prospectus and any accompanying prospectus supplement. You should read this prospectus and any accompanying prospectus supplement with the understanding that actual future results, levels of activity, performance and achievements may be materially different from what is currently expected. We qualify all of the forward-looking statements by these cautionary statements. Additional factors that could cause results to differ materially from those described above can be found in the reports and information that we file with the SEC from time to time.

SUMMARY INFORMATION

This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein.

Company Overview

We are a biopharmaceutical company on a mission to develop treatments for serious diseases. Cyclerion became an independent public company on April 1, 2019 after Ironwood Pharmaceuticals, Inc. completed a tax-free spin-off of its soluble guanylate cyclase (“sGC”) business.

At inception, we were a biopharmaceutical company focused on the treatment of serious diseases with novel sGC stimulators in both the central nervous system (“CNS”) and the periphery. The nitric oxide (“NO”) sGC cyclic guanosine monophosphate (“cGMP”) signaling pathway is a fundamental mechanism that precisely controls key aspects of physiology throughout the body. The NO-sGC-cGMP pathway regulates diverse and critical biological functions in both the CNS and the periphery and has been successfully targeted with several drugs.

On July 28, 2023, we sold two of our CNS-penetrant sGC stimulator assets (zagociguat and CY3018, or the “Transferred Assets”) to Tisento in exchange for $8.0 million in cash consideration, $2.4 million as reimbursement for certain operating expenses related to the Transferred Assets for the period between signing and closing of the transaction, and 10% of all of Tisento’s parent’s outstanding equity securities at the time of the closing. The assets that were retained are olinciguat and praliciguat, which are not CNS focused and are either currently out-licensed (praliciguat) or management is seeking to out-license (olinciguat).

We have shifted our strategy to identify non-sGC stimulator assets, mainly within the CNS therapeutic area, to build a new portfolio. If we identify suitable new assets, we will seek to develop the new assets and retain contract research and development and seek to outsource to manufacturing organizations for these specific purposes, as well as seek to raise funds for further research and development activities. Our goal is to find the best combination of capital, capabilities, and transactions that will enable the advancement of current and any future assets we may acquire for patients in a way that maximizes shareholder value.

Corporate Information

We were incorporated in the Commonwealth of Massachusetts on September 6, 2018. Our principal executive offices are located at 245 First Street, 18th Floor, Cambridge, MA 02142. Our telephone number is (857) 327-8778. Our common stock is listed on the Nasdaq Capital Market under the symbol “CYCN.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by any subsequent Quarterly Reports on Form 10-Q, each of which is on file with the SEC and incorporated by reference in this prospectus. If any of the events or developments described were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock or other securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, and potential partnerships with or acquisitions of companies and acquisitions or licensing of technologies.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer under this prospectus:

•	common stock;

•	preferred stock;

•	warrants to acquire common stock or preferred stock; or

•	units consisting of two or more securities.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and are subject to, and qualified in their entirety by, our restated articles of organization, as amended, and our amended and restated bylaws, and applicable law.

Our authorized capital stock consists of 400,000,000 shares of our common stock and 100,000,000 shares of our preferred stock, 500,000 of which preferred stock is designated as Series A Convertible Preferred Stock, no par value per share (“Series A Preferred Stock”) and the rest of which preferred stock is undesignated. As of February 3, 2025, there were 2,710,096 shares of common stock outstanding and 351,037 shares of “Series A Preferred Stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of our common stock have no cumulative voting rights.

Preemptive Rights.

Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion or Redemption Rights

Our common stock is neither convertible nor redeemable.

Liquidation Rights

Upon our liquidation, the holders of our common stock would be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of the Series A Preferred Stock or any other preferred stock then outstanding.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CYCN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 150 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 522-6645.

Preferred Stock

Subject to limitations of the MBCA and our restated articles of organization, as amended, and amended and restated bylaws, our board of directors may, without further action by our shareholders, from time to time, direct the issuance of additional shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, any or all of which may be greater than the rights of our common stock, as well as the qualifications, limitations or restrictions thereof, including:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices and terms; and

•	liquidation preferences.

We will specify the following terms relating to any class or series of preferred stock offered by us:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock.

Series A Preferred Stock

Each share of Series A Preferred Stock (i) is convertible at the option of the holder into one share of common stock, subject to adjustment for stock splits, combinations and similar events, (ii) is entitled to participate in any dividends paid to holders of common stock on an as-converted basis, and (iii) is entitled to a payment of $0.01 liquidation preference per share, before any amounts are paid to holders of common stock, upon the liquidation, dissolution or winding up of the Company, and thereafter will participate in any liquidation distributions to holders of common stock on an as-converted basis. The Series A Preferred Stock has no voting rights except as required by law.

Anti-Takeover Effects of Our Organizational Documents

Our restated articles of organization, as amended, and amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors but which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors. These provisions include:

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Action by written consent; special meetings of shareholders. Our amended and restated bylaws provide that shareholder action can be taken only at an annual or special meeting of shareholders or by the unanimous written consent of all shareholders in lieu of such a meeting. Our restated articles of organization, as amended, and amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the shareholders can only be called pursuant to a resolution adopted by a majority of our board of directors or holders of at least 40% of our then outstanding common stock. Except as described above, shareholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

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Advance notice procedures. Our amended and restated bylaws contain an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although our bylaws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

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Proxy Access. Our amended and restated bylaws provide that a shareholder or a group of shareholders meeting certain conditions may nominate candidates for election as a director at an annual meeting of our shareholders using “proxy access” provisions. These provisions allow one or more shareholders (up to 20, collectively), owning at least 3% of our outstanding common stock continuously for at least three years, to nominate for election to our board of directors and to be included in our proxy materials up to the greater of two individuals or 20% of our board of directors, subject to the provisions included in our bylaws, including the provision of timely written notice to our Secretary.

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Number of directors and filling vacancies; election of directors. Our restated articles of organization, as amended, provide that the number of directors is established by the board of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office. The ability of our board of directors to increase the number of directors and fill any vacancies may make it more difficult for our shareholders to change the composition of our board of directors. Our amended and restated bylaws provide that a majority of the votes properly cast for the election of a director shall effect such election unless there are more nominees than directorships, in which case a plurality standard shall apply.

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Authorized but unissued shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

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Exclusive forum. Our restated articles of organization, as amended, require, to the fullest extent permitted by law, that derivative actions brought in the name of Cyclerion, actions against our directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the Commonwealth of Massachusetts. Although we believe this provision benefits us by providing increased consistency in the application of Massachusetts law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-Takeover Provisions under Massachusetts Law

Provisions Regarding Business Combinations

We are subject to the provisions of Chapter 110F of the MBCA. In general, Chapter 110F prohibits a publicly held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, five percent or more of the corporation’s voting stock.

Under Chapter 110F, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Massachusetts corporation may “opt out” of these provisions with an express provision in its original articles of organization or an express provision in its articles of organization or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Provisions Regarding a Classified Board of Directors

Section 8.06(b) of the MBCA provides that, unless a company opts out of such provision, the terms of directors of a public Massachusetts company shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. We have opted out of this default requirement for a classified board of directors.

Pursuant to Section 8.06(c)(2) of the MBCA, however, our board of directors may unilaterally opt back into default requirements under Section 8.06(b) of the MBCA and become a classified board of directors without the approval of our stockholders. Sections 8.06(d) and (e) of the MBCA provide that when a board of directors is so classified, (i) stockholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. If our board of directors opts into this classified structure in the future, these provisions are likely to increase the time required for stockholders to change the composition of our board of directors. For example, at least two annual meetings would generally be necessary for stockholders to effect a change in a majority of the members of our board of directors. As a result, the ability of our board of directors to adopt a classified structure in the future without the approval of our stockholders could have the effect of discouraging a potential acquirer from making a tender offer for a majority of the outstanding voting interest of our capital stock or otherwise attempting to obtain control of Cyclerion.

Indemnification of Directors and Officers

Our restated articles of organization, as amended, provide that the liability of our directors for damages for any breach of fiduciary duty shall be limited to the fullest extent permitted by law. Our amended and restated bylaws also provide that we will indemnify, and advance funds to and reimburse expenses of, our directors and officers that have been appointed by our board of directors to the fullest extent permitted by law, and that we may indemnify, and advance funds to and reimburse expenses of, such other officers and employees as determined by our board of directors. The right of indemnification provided under our amended and restated bylaws is in addition to and not exclusive of any other rights to which any of our directors, officers or any other persons may otherwise be lawfully entitled. We have also entered into indemnification agreements with our directors and officers, and we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Part 8 of the MBCA authorizes the provisions, described above, that are contained in our restated articles of organization, as amended, and amended and restated bylaws. In addition, Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his or her duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such action.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or the preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of two or more of the other securities that may be offered under this prospectus, in any combination. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•	any other material terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	as part of a collaboration with a third party;

•	as part of an acquisition or merger with a third party;

•	directly to purchasers or to a single purchaser;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, or an exchange or otherwise; or

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 5, 2024;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, as filed with the SEC on May 7, 2024, June  30, 2024, as filed with the SEC on August 7, 2024 and September  30, 2024, as filed with the SEC on November 14, 2024;

•	our Current Reports on Form 8-K as filed with the SEC on April 18, 2024, June 14, 2024 and December 17, 2024; and

•	the information in our proxy statement filed with the SEC on April 29, 2024, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Cyclerion Therapeutics, Inc.

245 First Street, 18th Floor

Cambridge, Massachusetts, 02142

(857) 327-8778

E-mail: IR@cyclerion.com

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.cyclerion.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Cyclerion Therapeutics, Inc. appearing in Cyclerion Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Up to $20,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Guggenheim Securities

May 7, 2025